SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

The Dial Corporation

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April 16, 2001

To Our Stockholders:

      Our 2001 annual meeting of stockholders will be held at our corporate headquarters, 15501 North Dial Boulevard, Scottsdale, Arizona, on June 7, 2001. The annual meeting will begin promptly at 10:00 a.m., local time.

      Please read these materials so that you will know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone as to how you would like your shares to be voted. This way, your shares will be voted as you direct, even if you cannot attend the meeting. Instructions on how to vote your shares by telephone are on the proxy card enclosed with this proxy statement.

Sincerely,

Herbert M. Baum
Chairman, President and
Chief Executive Officer

      Whether or not you plan to attend the meeting, please provide your proxy by calling the toll-free telephone number or filling in, signing, dating and promptly mailing the accompanying proxy card in the enclosed envelope.

15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2001

April 16, 2001

      The annual meeting of stockholders of The Dial Corporation will be held at Dial’s corporate headquarters, 15501 North Dial Boulevard, Scottsdale, Arizona on June 7, 2001, at 10:00 a.m. local time. The purpose of the meeting is to vote on the election of three Directors to serve until the annual meeting in 2004.

      The record date for the annual meeting is April 10, 2001. Only stockholders of record as of the close of business on that date can vote at the meeting.

      A copy of Dial’s 2000 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

By Order of the Board of Directors

Christopher J. Littlefield
Senior Vice President, General Counsel
and Secretary

PROXY STATEMENT

OF
THE DIAL CORPORATION

15501 North Dial Boulevard

Scottsdale, Arizona 85260-1619

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2001

       The Board of Directors of The Dial Corporation is soliciting proxies to be used at the 2001 annual meeting. This proxy statement and the enclosed form of proxy will be mailed to stockholders beginning April 16, 2001. In addition to this solicitation by mail, Dial and its proxy solicitation firm, Georgeson & Co., may solicit proxies in person or by telephone, fax or other means. Dial has agreed to pay Georgeson a fee of $5,500, plus reasonable expenses, for its services. Dial also will pay all other expenses of solicitation.

Who Can Vote

      Stockholders of record as of the close of business on April 10, 2001, may vote at the meeting. Each stockholder has one vote for each share of common stock. On April 10, 2001, 94,900,527 shares of common stock were outstanding.

How You Can Vote

      Stockholders of record can give a proxy to be voted at the meeting either (1) over the telephone by calling a toll-free number, or (2) by mailing in the enclosed proxy card. Stockholders who hold their shares in “street name” must vote their shares in the manner prescribed by their brokers.

      The telephone voting procedure has been set up for your convenience. If you are a stockholder of record and you would like to vote by telephone, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using the enclosed proxy card and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

      Whether you choose to vote by telephone or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for Director (Proposal 1 on the proxy card). Proposal 1 for the election of Directors is described in this proxy statement beginning on page 2.

      If you are a participant in Dial’s Capital Accumulation Plan, 401(k) Plan, 401(k) Plan for Hourly Employees or Sarah Michaels LLC Capital Accumulation Plan (Dial’s 401(k) Plans), you may instruct how shares of common stock allocated to your account should be voted. The enclosed proxy card will serve as your voting instruction. If you do not provide voting instructions for shares allocated to your account, those shares will be voted in direct proportion to the voting of shares under the plan for which voting instructions have been received. Unallocated shares under the plan also will be voted in this manner.

      If you do not specify on your proxy card (or when giving your proxy by telephone) how you want to vote your shares, we will vote them “for” the election of all nominees for Director under Proposal 1.

How You Can Revoke Your Proxy

      You can revoke your proxy at any time before it is exercised in any of three ways:

(1)	by submitting written notice of revocation to Dial’s Secretary;

(2)	by submitting another proxy by telephone or mail that is dated later and, if by mail, that is properly signed; or

(3)	by voting in person at the meeting.

Required Votes

      A plurality of the votes cast by stockholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for Director under Proposal 1. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker nonvotes”) are not considered “shares present” and will not affect the outcome of the vote on the proposals for which no vote is indicated.

Other Matters to be Acted Upon at the Meeting

      We do not know of any other matters to be presented or acted upon at the annual meeting. If any other matters are properly presented at the meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons voting those shares.

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

      The Board of Directors consists of three classes of Directors with overlapping three-year terms. One class of Directors is elected each year with terms extending to the third annual meeting after such election. The three Directors whose terms expire at the 2001 annual meeting are Joe T. Ford, Barbara S. Thomas and Salvador M. Villar. The Board has nominated Ms. Thomas and Messrs. Ford and Villar for new three-year terms extending to the annual meeting in 2004 or until their successors are duly elected and qualified.

      If unforeseen circumstances make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares “for” that other person.

      Each of the nominees for Director is now a member of the Board of Directors. The Board of Directors met nine times during 2000. All of the Directors attended at least 75% of the total number of Board and Board Committee meetings in 2000. Information regarding each nominee for Director is set forth below. Information regarding Directors whose terms expire in 2002 and 2003 also is set forth in separate sections below. James E. Oesterreicher was appointed to the Board in August 2000 to fill the vacancy created by the resignation of Malcolm Jozoff.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

Joe T. Ford

Age:	63

Director Since:	1996

Recent Business Experience:	Mr. Ford is Chairman and Chief Executive Officer of ALLTEL Corporation, a telecommunications and information services company. Mr. Ford became Chief Executive Officer of ALLTEL in 1987 and Chairman of the Board in 1991.

Other Directorships:	ALLTEL Corporation (Chairman); Textron, Inc.

Barbara S. Thomas

Age:	51

Director Since:	1997

Recent Business Experience:	Ms. Thomas was most recently President of Warner-Lambert Consumer Healthcare, the over-the-counter pharmaceuticals business of the Warner-Lambert Company, until its purchase by Pfizer Inc. in July 2000. Ms. Thomas was with the Pillsbury Company from 1993 to 1997, serving last as President of Pillsbury Canada Ltd. Prior to joining Pillsbury, Ms. Thomas served as Senior Vice President of Marketing for Nabisco Brands, Inc.

Other Directorships:	The Ocean Spray Company

Salvador M. Villar

Age:	50

Director Since:	1998

Recent Business Experience:	Mr. Villar is President and Chief Executive Officer of California Commerce Bank, the U.S. banking arm of Banco Nacional de México (known as “Banamex”). Mr. Villar has been with California Commerce Bank since 1981. Mr. Villar also is President and Chief Executive Officer of Banamex USA Bancorp.

Other Directorships:	California Commerce Bank; Banamex USA Bancorp; Banco Bansud, S.A.

DIRECTORS CONTINUING IN OFFICE UNTIL 2002

Herbert M. Baum

Age:	64

Director Since:	1997

Recent Business Experience:	Mr. Baum is Chairman, President and Chief Executive Officer of The Dial Corporation. Mr. Baum served as President and Chief Operating Officer of Hasbro, Inc., a manufacturer and marketer of toys, from January 1999 to August 2000. Mr. Baum also served as Chairman and Chief Executive Officer of Quaker State Corporation from 1993 to 1999. From 1978 to 1992, Mr. Baum was employed by Campbell Soup Company and, in 1992, was named President of Campbell-North and South America.

Other Directorships:	Action Performance Companies, Inc.; Fleming Companies, Inc.; Meredith Corporation; Midas, Inc.; PepsiAmericas, Inc.

Donald E. Guinn

Age:	68

Director Since:	1996

Recent Business Experience:	Mr. Guinn is Chairman Emeritus of Pacific Telesis Group, a telecommunications holding company (known as “PacTel”) which merged with SBC Communications in 1997. Mr. Guinn served as Chairman and Chief Executive Officer of PacTel from 1984 through his retirement in 1988.

Other Directorships:	Bank of America Corporation; Pacific Mutual Holding Company and its affiliate, Pacific LifeCorp

James E. Oesterreicher

Age:	59

Director Status:	2000

Recent Business Experience:	Mr. Oesterreicher retired as Chairman and Chief Executive Officer of J.C. Penney Company, Inc., a department store, drugstore, catalog and e-commerce retailer, in September 2000. Mr. Oesterreicher had been with J.C. Penney since 1964 and held a number of other management positions.

Other Directorships:	Brinker International, Inc.; TXU Corp.

DIRECTORS CONTINUING IN OFFICE UNTIL 2003

Joy A. Amundson

Age:	46

Director Since:	1997

Recent Business Experience:	Ms. Amundson is Senior Vice President of Abbott Laboratories (“Abbott”), a diversified health care products and services company. Ms. Amundson also is President of Ross Products, a division of Abbott. She has held a number of management positions since joining Abbott in 1982.

Other Directorships:	Children’s Hospital; Lutheran General Hospital

Thomas L. Gossage

Age:	66

Director Since:	1996

Recent Business Experience:	Mr. Gossage is Chief Executive Officer of Hercules Incorporated (“Hercules”), a worldwide producer of chemicals and related products. Mr. Gossage had originally retired as Chairman of Hercules in January 1997.

Other Directorships:	Alliant Techsystems Inc.; Fluor Corporation

Michael T. Riordan

Age:	50

Director Since:	1997

Recent Business Experience:	Mr. Riordan is Chairman, President and Chief Executive Officer of Paragon Trade Brands, Inc., a leading manufacturer of private label disposable diapers and related products. Mr. Riordan also served as President and Chief Operating Officer of Fort James Corporation, a paper products manufacturer, from 1997 until 1998. Prior to the merger of Fort Howard Corporation (“Ft. Howard”) with James River Corporation, Mr. Riordan served as Chairman, President and Chief Executive Officer of Fort Howard from 1996 to 1997 and as President and Chief Operating Officer of Fort Howard from 1992 to 1996.

Other Directorships:	Paragon Trade Brands, Inc. (Chairman); American Medical Security, Inc.; Wallace Computer Services, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

      Information concerning the five Committees maintained by the Board of Directors is set forth below. With the exception of the Executive Committee, the Board Committees consist only of Directors who are not employees of Dial.

Executive Committee

Members:	Herbert M. Baum (Chairman) Joe T. Ford Donald E. Guinn Michael T. Riordan Salvador M. Villar

Number of Meetings in 2000:	0

Functions:	Subject to limitations under Delaware law, exercises all the powers of the Board in the management of Dial’s business and affairs when the Board is not in session.

Audit Committee

Members:	Salvador M. Villar (Chairman) Joe T. Ford Donald E. Guinn James E. Oesterreicher

Number of Meetings in 2000:	6

Functions:	Recommends appointment of independent public accountant. Reviews audit reports, accounting policies, financial statements, internal auditing reports, internal controls and audit fees.

Executive Compensation Committee

Members:	Michael T. Riordan (Chairman) Joe A. Amundson Barbara S. Thomas Salvador M. Villar

Number of Meetings in 2000:	8

Functions:	Reviews, for recommendation to the Board, salaries, compensation awards under various compensation plans and changes in major fringe benefit programs.

Approves salaries and compensation of executive officers.

Approves stock-based awards, including awards made under Dial’s 1996 Stock Incentive Plan.

Evaluates executive performance and oversees management succession plans.

Reviews, for recommendation to the Board, director compensation programs.

Finance Committee

Members:	Donald E. Guinn (Chairman) Thomas L. Gossage James E. Oesterreicher Michael T. Riordan

Number of Meetings in 2000:	5

Functions:	Reviews Dial’s financial results and oversees financial affairs. Reviews, for recommendation to the Board, financial actions and policies.

Governance Committee

Members:	Joe T. Ford (Chairman) Joy A. Amundson Thomas L. Gossage Barbara S. Thomas Salvador M. Villar

Number of Meetings in 2000:	4

Functions:	Establishes the rules and procedures for Board governance.
Reviews, for recommendation to the Board, candidates and nominees for Director.
Reviews, for recommendation to the Board, Committee structure and membership.

COMPENSATION OF DIRECTORS

Fees

      The following are fees paid to Directors who are not Dial employees:

Annual retainer	$30,000

Additional annual retainer for Committee chairpersons	$2,500

Fee for each Board meeting	$1,500

Fee for each Committee meeting	$1,000

      Directors also are paid a fee of $1,000 for each meeting they attend with management to prepare for Board and Committee meetings, as well as for other Board-related services performed by Directors. The following reflects the amounts of these fees paid to Directors in 2000:

Michael T. Riordan	$3,000

Deferred Compensation Plan

      Under this plan, nonemployee Directors may defer part or all of their retainer and meeting fees. Amounts deferred are invested in Dial restricted stock units at the fair market value of the common stock on the date the amounts otherwise would have been paid in cash. Amounts deferred are payable to the Director or to the Director’s estate or beneficiary over a period of time elected by the Director or upon termination of service as a Director. In addition, Directors can elect to receive amounts deferred in a lump sum upon a change in control of Dial.

Stock Options

      Dial grants each Director, upon his or her first election as a Director, non-qualified stock options to purchase common stock. Each year Dial also grants each Director non-qualified stock options to purchase common stock in connection with the annual meeting of stockholders. After each five years of completed service, Dial grants each Director non-qualified stock options to purchase common stock. The exercise price of all options granted to Directors is the fair market value of the common stock on the grant date. The number of shares subject to each option granted to Directors is equal to the amount of the annual retainer divided by one-third of the fair market value of the common stock on the grant date. The number of shares calculated under this formula is rounded to the nearest 100 shares. A Director elected during the course of a year receives the initial grant described above, as well as a pro rata annual grant for the year in which the Director is elected.

      In August 2000, 8,300 non-qualified stock options to purchase common stock were granted to each nonemployee Director at an exercise price of $10.84.

      Directors also can elect to receive non-qualified stock options in lieu of retainer and meeting fees. The exercise price of these options was the fair market value of the common stock on the date the retainer and meeting fees otherwise would have been paid in cash. The number of shares subject to these options is equal to the amount of the retainer or meeting fee divided by one-third of the fair market value of the common stock on the date the retainer or meeting fee otherwise would have been paid in cash. Options granted in lieu of retainer and meeting fees are 100% vested on the date of grant. Information regarding non-qualified stock options granted to Directors in lieu of retainer and meeting fees during 2000 is set forth below:

	Non-Qualified
	Stock	Exercise	Expiration
Name	Options (#)	Price ($)	Date

Joy A. Amundson	1,000	22.1875	1/20/2010
	1,600	14.1563	5/31/2010
	1,700	12.8750	8/4/2010
	2,100	10.8125	10/13/2010

Joe T. Ford	1,500	22.1875	1/20/2010
	700	14.7813	2/28/2010
	200	14.0938	4/17/2010
	2,300	14.1563	5/31/2010
	2,900	12.8750	8/4/2010
	300	12.8438	8/7/2010
	400	11.4063	8/10/2010
	700	10.2500	9/1/2010
	2,800	10.8125	10/13/2010

Donald E. Guinn	100	22.9688	1/6/2010
	1,400	22.1875	1/20/2010
	700	14.7813	2/28/2010
	2,300	14.1563	5/31/2010
	2,900	12.8750	8/4/2010
	300	12.8438	8/7/2010
	400	11.4063	8/10/2010
	400	10.6563	8/22/2010
	700	10.2500	9/1/2010
	3,100	10.8125	10/13/2010

Insurance

      Dial provides nonemployee Directors with accidental death and dismemberment insurance benefits of $300,000. Dial also provides travel accident insurance benefits of $250,000 when Directors travel on Dial business.

Charitable Award Program

      Messrs. Ford, Gossage and Guinn, who were Directors of Viad Corp at the time of the spin-off of Dial, continue to participate in Viad’s charitable award program for Directors. Under this program, each of them may contribute to one or more charitable organizations a total of $100,000 per year over a period of 10 years following the Director’s death. The program is funded through the purchase of life insurance, with Dial as beneficiary.

EXECUTIVE COMPENSATION

      The following table sets forth compensation for fiscal years 1998, 1999 and 2000 of the Chief Executive Officer, the four next most highly compensated executive officers at the end of 2000 and certain former executive officers (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation

					Other Annual
		Salary		Bonus	Compensation
Name and Principal Position	Year	($)		($)	($)(1)

Herbert M. Baum	2000	320,000	(4)	0	20,501
Chairman, President and	1999	0		0	0
Chief Executive Officer	1998	0		0	0

Mark R. Shook	2000	300,510		48,082	0
Executive Vice President	1999	264,808		126,278	0
International	1998	250,000		146,869	0

Bernhard J. Welle	2000	269,173		43,068	0
Executive Vice President	1999	216,923		106,697	0
Shared Services	1998	200,000		139,545	0

Arthur E. Hanke, Jr.(8)	2000	220,000		33,000	0
Senior Vice President Sales	1999	208,462		114,289	0
	1998	0		0	0

Mark L. Whitehouse(11)	2000	209,827		27,802	0
Senior Vice President &	1999	0		0	0
General Manager SPC	1998	0		0	0

Malcolm Jozoff	2000	457,692	(13)	0	0
Former Chairman, President	1999	682,115		500,000	0
and Chief Executive Officer	1998	650,000		619,222	11,531

Susan J. Riley	2000	218,173	(15)	0	0
Former Executive Vice	1999	322,501		170,000	0
President and Chief	1998	275,000		215,762	1,693
Financial Officer

Jeffrey B. Dias	2000	255,625	(17)	0	0
Former Executive Vice	1999	262,500		135,000	12,661
President	1998	0		0	0

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

			Long-Term
	Restricted	Securities	Incentive
	Stock	Underlying	Plan	All Other
	Awards	Options/SARs	Payouts	Compensation
Name and Principal Position	($)(2)	(#)	($)(3)	($)

Herbert M. Baum	16,143	375,000	0	67,448	(5)
Chairman, President and	0	0	0	0
Chief Executive Officer	0	0	0	0

Mark R. Shook	15,179	115,000	0	9,015	(6)
Executive Vice President	18,224	0	0	7,944
International	9,375	0	96,418	7,498

Bernhard J. Welle	541,126	84,500	0	6,439	(7)
Executive Vice President	25,813	65,000	0	4,800
Shared Services	6,250	0	0	4,800

Arthur E. Hanke, Jr.(8)	346	84,500	0	6,600	(9)
Senior Vice President Sales	305	85,000	0	5,100	(10)
	0	0	0	0

Mark L. Whitehouse(11)	6,078	46,000	0	5,100	(12)
Senior Vice President &	0	0	0	0
General Manager SPC	0	0	0	0

Malcolm Jozoff	38,928	156,000	0	307,679	(14)
Former Chairman, President	153,159	120,000	0	15,000
and Chief Executive Officer	154,806	0	0	26,343

Susan J. Riley	8,667	110,500	0	154,808	(16)
Former Executive Vice	33,271	85,000	0	0
President and Chief	30,321	176,544	0	2,266
Financial Officer

Jeffrey B. Dias	27,249	110,500	0	126,563	(18)
Former Executive Vice	49,070	135,000	0	112,851
President	0	0	0	0

(1)	Reflects income tax gross-ups.

(2)	The amounts shown represent the fair market value of discounted Dial restricted stock units (“DRSUs”) acquired under the Management Deferred Compensation Plan. For the first three years that an employee is eligible to participate in this plan, the DRSUs are acquired at a 20% discount to market. DRSUs representing this discount vest at the end of the second calendar year after the calendar year in which the salary and bonus amounts were originally deferred. Dividend equivalents equal to the dividends paid on common stock are credited on DRSUs, which amounts are deemed reinvested in additional DRSUs. Mr. Jozoff’s DRSUs fully vested upon his retirement. Ms. Riley’s and Mr. Dias’ unvested DRSUs were cancelled upon their resignations from Dial. The total number of discounted DRSUs credited and the value of such DRSUs at December 31, 2000 to the Named Executive Officers was as follows:

Name	DRSUs(#)	Value($)

Herbert M. Baum	1,452	16,700

Mark R. Shook	3,346	38,480

Bernhard J. Welle	2,518	28,956

Arthur E. Hanke, Jr.	220	2,529

Mark L. Whitehouse	412	4,735

Malcolm Jozoff	0	0

Susan J. Riley	0	0

Jeffrey B. Dias	0	0

Mr. Welle was granted 50,000 shares of restricted stock that vest equally over three years. Mr. Welle’s DRSUs vest immediately upon a change in control. The value of these shares at December 31, 2000 was $575,000.

(3)	Reflects payments made in connection with the Viad Performance Based Stock Plan. Dividends are paid on performance-based stock at the same rate as paid to all stockholders. As of December 31, 1998, all performance-based stock awards had been paid out.

(4)	Represents compensation for approximately 21 weeks.

(5)	Includes director fees of $39,500, dividend units under the Directors Deferred Compensation Plan valued at $1,459 and temporary living expenses of $26,489.

(6)	Includes a 401(k) Plan match of $4,521 and a supplemental 401(k) Plan match of $4,494.

(7)	Includes a 401(k) Plan match of $5,010 and a supplemental 401(k) Plan match of $1,429.

(8)	Mr. Hanke became an executive officer of Dial on January 22, 1999.

(9)	Includes a 401(k) Plan match of $5,100 and a supplemental 401(k) Plan match of $1,500.

(10)	Includes a 401(k) Plan match of $2,538 and a supplemental 401(k) Plan match of $2,562.

(11)	Mr. Whitehouse became an executive officer of Dial on August 22, 2000.

(12)	Includes a 401(k) Plan match of $5,100.

(13)	Represents compensation for approximately 31 weeks.

(14)	Includes severance of $265,625, pro rata vacation of $28,846, a 401(k) Plan match of $5,010 and a supplemental 401(k) Plan match of $8,198.

(15)	Represents compensation for approximately 31 weeks.

(16)	Includes severance of $141,346 and pro rata vacation of $13,462.

(17)	Represents compensation for approximately 39 weeks.

(18)	Includes severance of $81,250, pro rata vacation of $14,063 and an employment incentive of $31,250.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning non-qualified stock options granted to each of the Named Executive Officers during 2000.

	Individual Grants					Potential Realizable
						Value at Assumed
	Number of		% of Total			Annual Rates of Stock
	Securities		Options			Price Appreciation for
	Underlying		Granted to	Exercise		Option Term(2)
	Options		Employees in	Price	Expiration
Name	Granted(#)		Fiscal Year	($/Share)(1)	Date	5%($)	10%($)

Herbert M. Baum	375,000	(3)	14.98%	11.8750	8/8/2010	2,800,538	7,097,138

Mark R. Shook	50,000	(4)	2.00%	29.7188	1/20/2010	934,500	2,368,205
	65,000		2.60%	14.8438	3/1/2010	606,788	1,537,718

Bernhard J. Welle	84,500		3.38%	14.8438	3/1/2010	788,824	1,999,033

Arthur E. Hanke, Jr.	84,500		3.38%	14.8438	3/1/2010	788,824	1,999,033

Mark L. Whitehouse	26,000		1.04%	14.8438	3/1/2010	242,715	615,087
	20,000	(5)	0.80%	12.6563	8/2/2010	159,190	403,418

Malcolm Jozoff	156,000	(6)	6.23%	14.8438	9/1/2005	643,282	1,430,676

Susan J. Riley	110,500	(7)	4.42%	14.8438	8/7/2000	0	0

Jeffrey B. Dias	110,500	(7)	4.42%	14.8438	9/29/2000	0	0

(1)	The exercise prices are the fair market values of the common stock on the grant dates. Each option contains the right to surrender the option for cash, which right is exercisable only upon a change in control of Dial. One-third of the options become exercisable after one year has elapsed since the date of grant. Another one-third of the options becomes exercisable after two years have elapsed since the date of grant. The final one-third of the options becomes exercisable after three years have elapsed since the date of grant. The maximum term of the options is 10 years. In the event of a change in control, all options become fully vested and exercisable.

(2)	Potential realizable values are net of exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. The assumed 5% and 10% rate of stock price appreciation are provided in accordance with SEC rules and do not represent Dial’s estimate or projection of future stock price. Actual gains, if any, on stock option exercises will depend on future market prices on the date of exercise. Accordingly, there can be no assurance that these potential values will be realized.

(3)	Represents options granted in connection with commencement of his employment. The vesting and term of these options are the same as described in footnote (1) above.

(4)	Represents the equivalent of the August 1999 option grant awarded to other executives. One-third of the options become exercisable if the average closing market price over 20 consecutive days equals or exceeds 120% of the option price and at least one year has elapsed since the date of grant. Another one-third of the options become exercisable if the average closing market price equals or exceeds 140% of the option price and at least two years have elapsed since the date of grant. The final one-third of the options become exercisable if the average closing market price equals or exceeds 160% of the option price and at least three years have elapsed since the date of grant. All options become exercisable, in any event, five years after the date of grant. The maximum term of the options is 10 years. In the event of a change in control of Dial, all options become fully vested and exercisable.

(5)	Represents options granted in connection with his promotion to an executive officer. The vesting and term of these options are the same as described in footnote (1) above.

(6)	Upon his retirement from Dial, the term of the options is five years from his date of retirement. The vesting of these options is the same as described in footnote (1) above.

(7)	Upon their separation from Dial, the options expired, as they were not vested and exercisable.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information concerning stock options exercised by the Named Executive Officers during 2000 and the value of unexercised options at the end of 2000.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at FY-End(#)		at FY-End($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable(1)

Herbert M. Baum	0	0	20,450	376,650	0	0

Mark R. Shook	0	0	55,830	115,000	26,699	0

Bernhard J. Welle	12,406	67,494	229,666	149,500	79,912	0

Arthur E. Hanke, Jr.	0	0	57,039	177,000	0	0

Mark L. Whitehouse	0	0	22,114	69,500	0	0

Malcolm Jozoff	0	0	1,053,110	276,000	0	0

Susan J. Riley	0	0	0	0	0	0

Jeffrey B. Dias	0	0	0	0	0	0

(1)	Represents the amount by which the closing price of Dial’s common stock exceeded the exercise prices of unexercised options at the end of 2000.

PENSION PLANS

      Effective January 1, 2001, The Dial Corporation Retirement Income Plan was renamed The Dial Corporation Future Security Plan and amended to convert the plan’s final average pay formula to a pay-based credit design. At retirement or termination after five years of service, a participant will receive a benefit equal to the sum of their accrued benefit under the final average pay formula as of December 31, 2000, plus their benefit accrued under the new pay-based credit formula for service after December 31, 2000.

      Under the new pay-based credit design, the pension benefit earned after December 31, 2000 is expressed as a cash balance account. Each year a participant’s cash balance account is credited with (1) a pay-based credit based on the participant’s age and eligible pay for that year based on the following table:

Age on	Pay-based
December 31	Credit

Under 30	3%

30 - 34	4%

35 - 39	5%

40 - 44	6%

45 - 49	8%

50 or more	10%

and, (2) an interest credit based on the participant’s account balance as of the end of the previous year and an interest rate based on the average 30-year U.S. Treasury bond rate in effect during November of the previous calendar year. The minimum interest rate is 5% and the maximum rate is 10%. When a participant retires or terminates after five years of service, the amount credited to the participant’s account may be converted to an annuity.

      In addition, a participant’s accrued benefit as of December 31, 2000 will increase each year at the same rate the participant’s base salary increases. At retirement, a participant will receive these benefits paid in the form of an annuity, in addition to the pay-based credit formula benefits described above.

      The Internal Revenue Code (the “Code”) and the Employee Retirement Income Security Act (“ERISA”) limits the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, Dial has a Supplemental Pension Plan which authorizes the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the Supplemental Pension Plan.

      The following table reflects the estimated annual annuity under the final average pay formula and the estimated lump-sum benefit earned under the new pay-based credit formula payable at age 65 for each of the Named Executive Officers.

		Estimated Lump-Sum
	Estimated Annual Annuity	Benefit Earned Under
	Under Final Average	New Pay-Based
Name	Pay Formula($)	Credit Formula($)(1)

Herbert M. Baum	$5,445	$285,600

Mark R. Shook	$235,238	$2,349,848

Bernhard J. Welle	$156,590	$1,256,621

Arthur E. Hanke, Jr.	$69,869	$773,403

Mark L. Whitehouse	$49,778	$1,751,282

(1)	Calculated assuming each named executive continues working for Dial until age 65, the account balance receives annual interest credits of 6%, pension eligible pay increases 4% per year, and the Future Security Plan continues unchanged until the projection date.

Other Agreements

      Upon joining Dial as Chairman, President and Chief Executive Officer, Mr. Baum received a pension supplement in the form of a $67,000 single life annuity (in monthly installments) commencing upon the later of his termination of employment or his attainment of age 65. This pension supplement is subject to an offset for any pension benefit that he may earn from Dial.

      Upon Mr. Welle’s promotion to Executive Vice President — Shared Services, Mr. Welle also received a pension supplement. Upon continued employment with Dial until August 15, 2005, Mr. Welle will receive a $50,000 single life annuity (in monthly installments) commencing on the later of his attainment of age 65 or his termination of employment with Dial. This pension supplement vests immediately upon a change in control, and Mr. Welle will receive a lump sum payment of the present value of this pension supplement upon his termination of employment following a change in control.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

CEO Employment Agreement

      Dial’s employment agreement with Mr. Baum provides that he is to serve as Chairman, President and Chief Executive Officer of Dial through January 24, 2004. Under the current employment agreement, Mr. Baum receives an annual base salary of $800,000 and is eligible to receive an annual bonus in 2001 of at least $500,000 and stock options. In addition, Mr. Baum is eligible to participate in all employee benefit plans available to senior executives.

      Dial may terminate Mr. Baum’s employment agreement with or without cause. In addition, Mr. Baum may terminate the employment agreement for good reason, which includes a diminution in Mr. Baum’s title, position or responsibilities, assignment of inconsistent duties or responsibilities, a reduction in his base salary or target bonus opportunity, relocation more than 35 miles from Scottsdale, Arizona or material breach by Dial after receipt of notice and opportunity to cure. If Dial terminates the employment agreement without cause or if Mr. Baum terminates the employment agreement for good reason prior to a change of control, Mr. Baum will receive base salary, welfare benefits and perks through the remaining term of the employment agreement or, if longer, one year after termination of employment. If Dial terminates the employment agreement without cause or if Mr. Baum terminates the employment agreement for good reason following a change of control, Mr. Baum will receive a lump sum payout equal to three times the sum of (1) Mr. Baum’s base salary plus (2) the greater of (A) the highest annual bonus in his previous three years with Dial or (B) his current target bonus. Under either a termination by Dial without cause or termination by Mr. Baum for good reason prior to or following a change of control, Mr. Baum will be treated as a retiree for purposes of Dial’s 1996 Stock Incentive Plan, Annual Incentive Plan, Supplemental Pension Plan and Deferred Compensation Plan.

      Mr. Baum’s employment agreement also contains confidentiality and noncompetition provisions.

Change in Control

      Dial has change in control agreements with all of its executive officers and with many of its management employees. Under these agreements, if, within two years after a change in control, their employment terminates involuntarily or they leave for good reason, executive officers receive (1) three times the sum of their base salary and their highest bonus in the past three years and (2) they continue to receive fringe benefits. The agreements also provide a tax gross-up feature to compensate for any excise taxes imposed on these payments. Executive officers also receive credit for three additional years of service under Dial’s retirement plans.

      Upon a change in control of Dial, all outstanding stock options and restricted stock awards vest in full and are immediately exercisable. In addition, employees are paid a pro-rata bonus based on actual performance or target performance against company and business unit goals under Dial’s Annual Incentive Plan, whichever is greater at the time a change in control occurs. Participants in Dial’s Management Deferred Compensation Plan also may elect to have their deferred compensation paid in full upon a change in control.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Objectives

      Dial’s executive compensation program aims to:

•	Support, communicate and drive achievement of business strategies and goals;

•	Attract and retain the highest caliber executive officers;

•	Motivate high performance in an entrepreneurial, incentive-driven culture, free of any sense of entitlement;

•	Closely align the interests of executive officers and employees with stockholders’ interests;

•	Promote and maintain high ethical standards and business practices; and

•	Reward results and the creation of stockholder value.

Factors Considered in Determining Compensation

      The Committee makes executive compensation decisions on the basis of total compensation, rather than on separate free-standing components. The Committee attempts to create an integrated total compensation program structured to balance short- and long-term financial and strategic goals. A significant amount of executive compensation is paid only if performance goals are achieved. Total executive compensation is targeted at the 50th percentile of Dial’s comparator companies, with the opportunity to meet or exceed the 75th percentile based on performance.

      An independent consulting firm assists the Committee in evaluating Dial’s executive compensation program. This consultant compares Dial’s compensation practices to marketplace survey data as well as to a group of comparator companies. This group of comparator companies is similar to Dial with respect to national and international business operations and sales volumes, market capitalization and number of employees. The Committee reviews and approves the companies included in this comparator group. Substantially all of the companies chosen for Dial’s comparator group are included in the peer group index in the Stock Price Performance Graph presented on page 19. However, the Committee believes that Dial’s competitors for executive talent are not limited to these comparator companies.

      The Committee has established stock ownership guidelines for executives. The guidelines provide that executives should own common stock worth a multiple of base salary, ranging from one times base salary to up to three times base salary for the CEO. The Committee believes that these stock ownership guidelines help align the interests of executives with those of stockholders.

Base Salaries

      The Committee regularly reviews each executive officer’s base salary. Base salaries generally are targeted at the 50th percentile of Dial’s comparator companies. Base salaries for executive officers are initially determined by evaluating executives’ levels of responsibility, prior experience and breadth of knowledge, as well as internal equity issues and external pay practices. Base salaries offer security to executives and allow Dial to attract executive talent and maintain a stable management team. Base salaries also reward executives for individual performance, which encourages the development of executives.

      Increases to base salaries are driven by individual performance. Individual performance is evaluated based on sustained levels of contribution to Dial. The Committee considers the executive’s efforts in promoting Dial’s objectives; continuing educational and management training; improving product quality;

developing relationships with customers, suppliers and employees; demonstrating leadership abilities among co-workers and other goals.

Compensation of the Chief Executive Officer

      As former Chairman, President and Chief Executive Officer of Dial, Mr. Jozoff’s employment agreement established the terms and conditions of his employment with Dial, including a minimum base salary, the minimum benefits to which he was entitled under the compensation plans available to Dial’s senior executive officers and payments or benefits he was entitled to upon termination of his employment. The severance paid to Mr. Jozoff is in accordance with his employment agreement.

      Similarly, as Chairman, President and Chief Executive Officer of Dial, Mr. Baum’s compensation for 2000 was based upon his employment agreement which established the terms and conditions of his employment with Dial, including a minimum base salary, the minimum benefits to which he is entitled under the compensation plans available to Dial’s senior executive officers and payments or benefits he is entitled to upon termination of his employment. The Committee typically reviews the base salary of the Chief Executive Officer annually pursuant to the same policies the Committee uses to evaluate the base salaries of other executive officers. In addition, the Committee considered Mr. Baum’s prior consumer products experience in establishing his base salary at $800,000. Mr. Baum did not receive a bonus for 2000.

Annual Bonuses

      Dial’s Annual Incentive Plan promotes Dial’s pay-for-performance philosophy by providing for annual cash bonuses based on achievement of specific company and individual performance goals. Annual bonus objectives communicate specific goals that were of primary importance during the year and motivate executives to achieve these goals.

      Each year, the Committee establishes specific goals relating to each executive’s bonus opportunity. Eligible executives are assigned threshold, target and maximum bonus levels based on a percentage of base salary. Executives earn bonuses if the goals are achieved, although the Committee can adjust awards in certain cases.

      In 2000, bonus awards were based 70% on company performance and 30% on individual performance. Company performance goals for 2000 were based on net sales growth, operating margin and return on invested capital for the year. Individual performance was based on quantifiable performance measures.

      2000 performance goals were considered by the Committee to be challenging, but achievable. Dial was below the minimum threshold on the company performance goals. If the minimum threshold for company performance is not achieved, generally no bonus is paid, including the 30% portion based on individual performance. In 2000, the Committee decided to pay a bonus based only on the 30% individual performance in order to reward individual employees for extraordinary efforts during a difficult year and to avoid potential employee morale and retention issues. In addition, the 30% individual performance component was paid at target for all employees. The amounts shown in the Summary Compensation Table reflect the bonuses paid to the Named Executive Officers for 2000.

      Dial’s Annual Incentive Plan for 2001 has been amended to focus on important key financial measures and to support Dial’s business unit model. Bonus awards in 2001 will be based 40% on company performance and 60% on business unit performance. Company performance goals in 2001 will be based upon revenue, earnings, return on invested capital and cash flow. Business unit performance goals in 2001 will be based upon revenue, operating income and inventory. No bonus will be paid unless Dial first meets the minimum threshold for earnings under the company performance goals. Employees not dedicated to a particular business unit will be measured solely on company performance measures. Employees’ bonuses may be increased by an additional 15% if Dial’s earnings per share growth for 2001 places Dial in the top quartile of its comparator group.

Stock Options

      In keeping with Dial’s commitment to performance-based pay, long-term incentives (consisting primarily of stock options) comprise the largest portion of an executive’s total compensation package. When awarding long-term incentives, the Committee considers the executive’s level of responsibility and prior experience, as well as historical award data, various performance criteria and compensation practices of comparator companies. The Committee attempts to provide executives with competitive long-term incentive award opportunities. In certain instances, these opportunities are above or below market level, based on an executive’s experience and actual performance.

      Stock options under Dial’s 1996 Stock Incentive Plan are granted at the fair market value of the common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates after the grant date. From the Spin-off until August 1999, stock options vested based on stock price appreciation and time or, in any event, at the end of five years after the date of grant. Beginning March 2000, stock options vest in three equal installments on the first, second and third anniversary of the grant date.

Deferred Compensation

      Dial’s Management Deferred Compensation Plan allows participants to defer a portion of their base salaries and bonuses. Amounts deferred are invested in Dial stock units. For the first three years that an employee is eligible to participate in this plan, the Dial stock units are acquired at a 20% discount to market. Stock units representing the 20% discount vest at the end of the second calendar year after the calendar year in which the salary and bonus amounts were originally deferred. The Committee believes this program facilitates acquisition and retention of Dial stock by employees and provides an opportunity for executives to satisfy Dial’s stock ownership guidelines, thereby further aligning executives’ interests with those of Dial’s stockholders.

Deductibility of Executive Compensation Under Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code provides that executive compensation in excess of $1 million is not deductible for corporate income tax purposes unless it is performance-based and is paid under a plan meeting requirements set forth in Section 162(m). The Committee intends to ensure that Dial’s executive compensation programs continue to satisfy the requirements of Section 162(m). However, the Committee may determine, based on business considerations, that compensation should be paid even if it is not deductible under Section 162(m).

EXECUTIVE COMPENSATION COMMITTEE
Michael T. Riordan (Chairman)
Joy A. Amundson
Barbara S. Thomas
Salvador M. Villar

STOCK PRICE PERFORMANCE GRAPH

      The following graph compares cumulative total stockholder returns for Dial with the cumulative total return of the S&P Consumer Staples Index and the S&P 500 Stock Index. This graph covers the period of time from August 16, 1996, the date following Dial’s spin-off from Viad, through December 31, 2000. This graph assumes that $100 was invested in Dial’s common stock on August 16, 1996, and that all dividends were reinvested.

							Compound
							Annual
	8/16/1996	12/27/1996	1/2/1998	12/31/1998	12/31/1999	12/31/2000	Return Rate

The Dial Corporation	$100.00	$110.80	$165.00	$229.80	$195.60	$90.70	-2.2%
S&P Consumer Staples	100.00	112.10	148.00	180.40	169.00	177.90	14.1%
S&P 500	100.00	115.00	150.40	192.50	233.00	211.80	18.7%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Dial stock with the Securities and Exchange Commission and the New York Stock Exchange. Based upon Dial’s records and other information, Dial believes that all SEC filing requirements applicable to its Directors and executive officers with respect to 2000 were met.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the number of shares of common stock beneficially owned by Directors, the Named Executive Officers and all Directors and executive officers as a group, as of March 9, 2001.

	Amount and
	Nature of
	Beneficial	Percent of
Name	Ownership(1)	Class

Joy A. Amundson	35,361	*

Herbert M. Baum	37,342	*

Jeffrey B. Dias	0	*

Joe T. Ford	112,699	*

Thomas L. Gossage	83,428	*

Donald E. Guinn(2)	121,636	*

Arthur E. Hanke, Jr.	110,784	*

Malcolm Jozoff	1,300,891	1.3%

James E. Oesterreicher	1,557	*

Susan J. Riley	0	*

Michael T. Riordan	29,238	*

Mark R. Shook(2)	223,740	*

Barbara S. Thomas	25,356	*

Salvador M. Villar	14,322	*

Bernhard J. Welle(2)	323,698	*

Mark L. Whitehouse	38,390	*

All Directors and executive officers as a group (20 persons)	2,629,717	2.6%

*	Less than one percent

(1)	Includes shares subject to options that are presently exercisable or will become exercisable within 60 days and vested DRSUs. The numbers of shares subject to exercisable options and vested DRSUs for each person named above and for all Directors and executive officers as a group are as follows:

	Exercisable	Vested
Name	Options	DRSUs

Joy A. Amundson	26,850	7,511

Herbert M. Baum	20,450	14,051

Jeffrey B. Dias	0	0

Joe T. Ford	94,970	9,729

Thomas L. Gossage	58,271	23,157

Donald E. Guinn(2)	97,820	7,435

Arthur E. Hanke, Jr.	85,206	1,009

Malcolm Jozoff	1,105,110	0

James E. Oesterreicher	0	557

Susan J. Riley	0	0

Michael T. Riordan	24,050	4,188

Mark R. Shook(2)	77,497	15,002

Barbara S. Thomas	20,450	3,906

Salvador M. Villar	9,550	2,197

Bernhard J. Welle(2)	257,833	26,227

Mark L. Whitehouse	30,781	4,813

All Directors and executive officers as a group	2,029,284	138,029

(2)	The following individuals share voting and dispositive powers with respect to the indicated number of shares of common stock: Mr. Guinn — 16,381 shares; Mr. Shook — 121,600 shares; Mr. Welle — 24,583 shares. All of the other individuals have sole voting and dispositive powers with respect to their shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of March 9, 2001, regarding those persons known to Dial to be the beneficial owners of more than 5% of Dial’s outstanding common stock.

	Amount of Beneficial		Percent of
Name and Address	Ownership		Class

Ariel Capital Management, Inc.	7,454,060	(1)	7.85%
307 North Michigan Avenue, Suite 500
Chicago, Illinois 60607

Harris Associates L.P.	7,415,060	(2)	7.81%
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790

J. & W. Seligman & Co. Incorporated	5,258,435	(3)	5.54%
100 Park Avenue
New York, New York 10017

(1)	The ownership information set forth herein is based on material contained in a Schedule 13G, dated February 12, 2001, filed with the SEC by Ariel Capital Management, Inc. (Ariel). Ariel has sole voting and dispositive power over 7,061,885 and 7,454,060 shares, respectively.

(2)	The ownership information set forth herein is based on material contained in a Schedule 13G, dated January 29, 2001, filed with the SEC by Harris Associates L.P. (HALP) and Harris Associates Inc. (HAI), general partner of HALP in accordance with Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G, HALP and HAI have shared voting and dispositive power over 7,415,060 and 2,052,900 shares, respectively.

(3)	The ownership information set forth herein is based on material contained in a Schedule 13G, dated February 1, 2001, filed with the SEC by J. & W. Seligman & Co. Incorporated (JWS) and William C. Morris, a control person of JWS in accordance with Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G, JWS and Mr. Morris have shared voting and dispositive power over 3,865,755 and 5,258,435 shares, respectively.

REPORT OF THE AUDIT COMMITTEE

      The audit functions of the Committee are focused on three areas:

•	The adequacy of Dial’s internal controls and financial reporting process and the reliability of Dial’s financial statements;

•	The independence and performance of Dial’s internal auditors and independent auditors; and

•	Dial’s compliance with legal and regulatory requirements.

      The Committee meets with management periodically to consider the adequacy of Dial’s internal controls and the objectivity of its financial reporting. The Committee discusses these matters with Dial’s independent auditors and with appropriate Dial financial personnel and internal auditors.

      The Committee regularly meets privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Committee.

      The Committee also recommends to the Board of Directors the appointment of the independent auditors and reviews periodically their performance and independence from management.

      In addition, the Committee reviews Dial’s financing plans and reports recommendations to the Board of Directors for approval and to authorize action.

      The Board of Directors has determined that none of the Directors serving on the Committee has a relationship to Dial that may interfere with their independence from Dial and its management. As a result, each Director who serves on the Committee is “independent” as required by New York Stock Exchange listing standards.

      The Board of Directors has adopted a written charter setting out the audit related functions the Committee is to perform. This year, the Committee conducted its annual review and assessment of the charter, a copy of which is attached to this proxy statement as Appendix A.

      Management has primary responsibility for Dial’s financial statements and the overall reporting process, including Dial’s system of internal controls.

      The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Dial in conformity with generally accepted accounting principles and discuss with the Committee any issues they believe should be raised.

      This year, the Committee reviewed Dial’s financial statements and met with both management and Deloitte & Touche, LLP (“Deloitte & Touche”), Dial’s independent auditors, to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

      Aggregate fees billed to Dial for the fiscal year ending December 31, 2000 by Deloitte & Touche, LLC, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

Audit Fees	$492,000

Financial Information Systems Design and Implementation Fees	0

All Other Fees	760,000	(1)

(1)	Includes fees for tax consulting, foreign statutory reports and employee benefit plan audits.

     The Committee has considered the non-audit services provided by Deloitte & Touche during 2000 and determined that the provision of these services do not impact the firm’s independence from Dial.

      The Committee has received from and discussed with Deloitte & Touche the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Dial. We also discussed with Deloitte & Touche any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Based on these reviews and discussions, the Committee recommends to the Board of Directors that Dial’s audited financial statements be included in Dial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

AUDIT COMMITTEE
Salvador M. Villar (Chairman)
Joe T. Ford
Donald E. Guinn
James E. Oesterreicher

INDEPENDENT PUBLIC ACCOUNTANTS

      The principal independent public accounting firm used by Dial during 2000 was Deloitte & Touche, LLP. Dial has retained Deloitte & Touche as its principal accounting firm in 2001. Deloitte & Touche representatives will attend the annual meeting, have an opportunity to make a statement and be available to answer questions.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION

      Stockholders may submit proposals which they intend to present at the annual meeting, and which may be included in the proxy statement and form of proxy. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis and comply with the SEC’s rules regarding stockholder proposals. Proposals intended to be presented at the 2002 annual meeting must be received by Dial no later than December 8, 2001. Any proposals or questions concerning proposals should be directed to Dial’s Secretary.

      If a stockholder wants to nominate a candidate for election as a Director or propose any other matter for consideration at the annual meeting, other than proposals covered by the above paragraph, the stockholder must notify Dial’s Secretary in writing of the stockholder’s intent to make such nomination or request such other action. This written notice may be sent to Dial’s Secretary at 15501 North Dial Boulevard, Scottsdale, Arizona 85260-1619. The procedures governing stockholder nominations and proposals are set forth in Dial’s Bylaws, a copy of which is available upon request from Dial’s Secretary. The chairman of the annual meeting may refuse to acknowledge the nomination of any person or the request for such other action not made in compliance with the foregoing procedure.

OTHER BUSINESS

      The Board of Directors is not aware of any other matters to be brought before the annual meeting. If any other business properly comes before the meeting, the persons appointed in the enclosed proxy may vote in accordance with their best judgment.

By Order of the Board of Directors

Christopher J. Littlefield
Senior Vice President, General Counsel
and Secretary

APPENDIX A

THE DIAL CORPORATION

AUDIT COMMITTEE CHARTER

      This charter shall be reviewed, updated and approved annually by the Board of Directors.

Role and Independence

      The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and such other duties as directed by the Board. The Committee also oversees the Corporation’s compliance with ethical standards pertaining to the Corporation’s accounting systems and its financial, business and trade practices.

      The Committee shall consist of at least three Directors, independent of management and free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Committee members shall be generally knowledgeable in financial and auditing matters, with at least one member having accounting or related financial management expertise. The Committee will hold a minimum of three regular meetings annually. In addition, the Committee chairperson may hold other meetings at such times and places as deemed necessary.

      The Committee is expected to maintain free and open communications with management, the internal auditors and the independent auditors, to include regular private executive sessions. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Responsibilities

      The Committee’s primary responsibilities include:

•	Recommending to the Board the selection of the independent auditors retained to audit the Corporation’s financial statements. In so doing, the Committee shall satisfy itself of the auditors’ independence, including requesting from them a written affirmation that they are in fact independent. The Committee shall also approve the compensation of the independent auditors. The independent auditors shall be accountable to the Audit Committee and to the Board of Directors.

•	Overseeing the independent auditor relationship by discussing with the independent auditors the nature and rigor of the audit process, receiving and reviewing all of the auditors’ reports and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Providing guidance and oversight to the Corporation’s internal audit function, including formally approving the annual internal audit plan and Internal Audit Charter and reviewing the results of internal audit activities. The Committee will review and concur in the appointment or dismissal of the Vice President-Internal Audit.

•	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall focus on the quality of earnings, including the suitability of accounting principles, the review of estimates, reserves and accruals and other areas requiring management judgment and audit adjustments.

•	Reviewing with management and the independent auditors the quarterly financial information prior to the Corporation’s filing of Form 10-Q. The Committee or its chairperson may perform this review.

•	Discussing with management, the internal auditors and the independent auditors the nature and potential impact of business, financial and control risks and the adequacy of the Corporation’s plans and internal controls in place to minimize those risks.

•	Reporting Committee activities to the full Board and annually issuing a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 7, 2001

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The Dial Corporation
c/o Shareowner ServicesSM
P.O. Box 64854

St. Paul, Minnesota 55164-0854	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Thursday, June 7, 2001.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Herbert M. Baum and Christopher J. Littlefield, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

(Continued and to be signed on reverse side.)

COMPANY #
CONTROL #
There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on June 6, 2001.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The Dial Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

*  Please detach here  *

The Board of Directors recommends a vote FOR items 1 and 2.

1. Election of directors: whose terms expire in 2004.	01 Joe T. Ford 02 Barbara S. Thomas	03 Salvador M. Villar	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.